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                                                                     EXHIBIT 5.1


                       WYRICK ROBBINS YATES & PONTON LLP
                                Attorneys at Law

                                   The Summit
                        4101 Lake Boone Trail, Suite 300
                      Raleigh, North Carolina  27607-7506


                                August 1, 2001


Incara Pharmaceuticals Corporation
79 T.W. Alexander Drive
4401 Research Commons, Suite 200
Research Triangle Park, North Carolina 27709


     Re:           Registration Statement on Form S-1
                   ----------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 to be filed by Incara Pharmaceuticals Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of warrants to purchase shares of the Company's common stock, $0.001 par value per share (the "Warrants") and $3,000,000 worth of common stock underlying the Warrants (the "Shares"). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Warrants and the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your securities counsel, to be taken prior to the issuance of the Warrants and the Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with applicable state securities laws, and when the issuance, delivery and payment for the Warrants and the Shares in the manner contemplated in the Registration Statement, including any related placement agent agreement, has occurred, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will entitle the holders thereof to the benefits provided in the Warrant, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and the Shares, when issued pursuant to the exercise of the Warrants and in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus relating thereto, and any amendments thereto.

                                        Very truly yours,

                                        /s/ WYRICK ROBBINS YATES & PONTON LLP